UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EIGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2023, the Board of Directors (the “Board”) of Eiger BioPharmaceuticals, Inc. (the “Company”) appointed David Apelian, the Company’s current Interim Chief Executive Officer, to serve as the Company’s Chief Executive Officer. Dr. Apelian will remain a member of the Board.

Dr. Apelian has served as the Company’s Interim Chief Executive Officer since December 2022 and as a member of the Board since June 2017, and previously served as the Company’s Chief Operating Officer and Executive Medical Officer from January 2018 to June 2019. Dr. Apelian was the Chief Executive Officer of BlueSphere Bio, Inc. from July 2019 to October 2022. Prior to joining the Company, Dr. Apelian served as Executive Vice President and Chief Medical Officer of Achillion Pharmaceuticals, Inc. from 2013 to 2017. From 2005 to 2013, Dr. Apelian was Chief Medical Officer and subsequently head of R&D and Regulatory Affairs for GlobeImmune, Inc. He was previously at Bristol-Myers Squibb, where he served as Clinical Director and Medical Leader for development of Baraclude® (entecavir) for chronic HBV through NDA filing. Prior to that, Dr. Apelian was Clinical Director in the Department of Hepatology & Gastroenterology at Schering Plough, where he coordinated a supplemental NDA filing for interferon alpha-2b and ribavirin for the treatment of pediatric patients with chronic HCV. Dr. Apelian completed his residency training at New York Hospital, Cornell Medical Center and is board certified in Pediatrics. He received his Ph.D. in Biochemistry from Rutgers University and his M.D. from the University of Medicine and Dentistry of New Jersey. He also holds an M.B.A. from Quinnipiac University and B.A. in Biochemistry from Rutgers University.

In connection with Dr. Apelian’s appointment, the Company entered into Amended and Restated Employment Terms with Dr. Apelian (the “Restated Employment Agreement”) effective June 28, 2023 (the “Effective Date”), which replaces in its entirety and supersedes the terms of the employment agreement with Dr. Apelian dated January 9, 2023 (the “Prior Employment Agreement”). Pursuant to the Restated Employment Agreement, Dr. Apelian will receive an annual salary of $650,000 and has an annual bonus target equal to 60% of his base salary, with the payment and amount of any such bonus subject to the sole discretion of the Board. For 2023, the bonus associated with the Prior Employment Agreement is to be determined by the Board in accordance with the Prior Employment Agreement and pro-rated based on the number of days during 2023 that Dr. Apelian was employed by the Company pursuant to the Prior Employment Agreement (the “Interim CEO Bonus”). The Interim CEO Bonus will be paid to Dr. Apelian within 30 days of the Effective Date. The remainder of Dr. Apelian’s bonus for 2023 will be determined separately by the Board pursuant to the Restated Employment Agreement and pro-rated based on the number of days during 2023 that Dr. Apelian was employed by the Company pursuant to the Restated Employment Agreement. In addition, pursuant to the Restated Employment Agreement, Dr. Apelian will be granted nonstatutory stock options to purchase up to 750,000 shares of the Company’s common stock under the Company’s Amended and Restated 2013 Equity Incentive Plan.

In the event that Dr. Apelian’s employment is terminated by the Company without Cause (as defined in the Restated Employment Agreement) or by Dr. Apelian with Good Reason (as defined in the Restated Employment Agreement), he will be entitled to (i) severance pay in an amount equal to his then-current base salary for a period of 12 months, as well as his target bonus on a pro-rata basis for such 12-month period; (ii) COBRA continuation coverage for up to 12 months; and (iii) accelerated vesting of any then-unvested equity that would have vested during the 12-month period following termination of his employment (collectively, the “Severance Benefits”). In addition, in the event that Dr. Apelian’s employment is terminated by the Company without Cause or by Dr. Apelian with Good Reason during a period commencing 90 days prior to or one year following a Change in Control (as defined in the Restated Employment Agreement), he will be entitled to (i) severance pay in an amount equal to continuation of his then-current base salary for a period of 18 months, as well as his target bonus on a pro-rata basis for such 18-month period; (ii) COBRA continuation coverage for up to 18 months; and (iii) accelerated vesting of any then-unvested equity awards, with any such equity awards subject to performance-based vesting conditions deemed to have been achieved at target level (collectively, the “Change in Control Benefits”). Dr. Apelian’s receipt of the Severance Benefits or Change in Control Benefits, as applicable, is conditional upon his delivering an effective general release of claims in favor of the Company.

The foregoing description of the Restated Employment Agreement is qualified in its entirety by reference to the full text of the Restated Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

There are no family relationships between Dr. Apelian and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than those disclosed under the section “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement for the Company’s 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on April 26, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Terms, by and between Eiger BioPharmaceuticals, Inc. and David Apelian, dated as of June 28, 2023.

104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: June 30, 2023

	By:	/s/ James Vollins
James Vollins
General Counsel, Chief Compliance Officer & Corporate Secretary at Eiger BioPharmaceuticals